UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 06, 2025

Phunware Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37862	30-1205798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 693-4199

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2025, Phunware, Inc. (the "Company") held its 2024 Annual Meeting of Stockholders (the "2024 Annual Meeting"). The following matters were submitted to a vote of the Company's stockholders at the 2024 Annual Meeting (i) the election of one Class III director to serve until the Company's 2027 annual meeting of stockholders or until her successor is duly elected and qualified; and (ii) the ratification of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. The proposals are described in detail in the Company's definitive proxy statement for the 2024 Annual Meeting, filed with the Securities and Exchange Commission on March 21, 2025 (the "Definitive Proxy Statement"). Each of the matters submitted to a vote of the Company's stockholders at the 2024 Annual Meeting was approved by the requisite vote of the Company's stockholders. Set forth below is the number of votes cast for, against, or withheld, as well as the number of abstentions and broker non-votes as to each such matter including a separate tabulation with respect to each nominee for director, as applicable.

Nominee	For	Against	Withheld/Abstentions	Broker Non-Votes
Quyen Du	1,798,815	0	91,378	6,004,695

Biographical information for members of our board members can be found in our Definitive Proxy Statement.

Proposal	For	Against	Withheld/ Abstentions	Broker Non-Votes
Ratification of the appointment of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024	7,601,040	253,299	40,549	0

No other matters were submitted for stockholder action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phunware, Inc.

Date:	May 8, 2025	By:	/s/ Stephen Chen
Stephen Chen Interim Chief Executive Officer